                                                                     Exhibit 5.1
                                                                     -----------



                                                         _____________ __, 199__



Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

          Re:  Chevy Chase
               Auto Receivables Trust ________
               ____% Auto Receivables Backed [Certificates/Notes]
               --------------------------------------------------

Gentlemen:

          We have acted as counsel to Chevy Chase Bank, F.S.B. (the "Registrant") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Auto Receivables Trust ______, ___% Auto Receivables Backed [Certificates/Notes] ("Securities") which the Registrant plans to offer in series, each series to be issued under a separate Trust Agreement (a "Trust Agreement"), in substantially one of the forms incorporated by reference as Exhibits to the Registration Statement, among Chevy Chase Bank, F.S.B. (the "Company"), ___________________, as issuer, _____________________, as seller, __________________, as back-up servicer, and a trustee to be identified in the prospectus supplement for such series of Securities (the "Trustee" for such series).

          We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

          We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other

Chevy Chase Bank, F.S.B.
_____________ __, 199__
Page 2

jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

          Based upon the foregoing, we are of the opinion that:

          1. When, in respect of a series of Securities, a Trust Agreement has been duly authorized by all necessary action and duly executed and delivered by the Company, the issuer, the seller, the back-up servicer and the Trustee for such series, such Trust Agreement will be a valid and legally binding obligation of the Company; and

          2. When a Trust Agreement for a series of Securities has been duly authorized by all necessary action and duly executed and delivered by the Company, the issuer, the seller, the back-up servicer and the Trustee for such series, and when the Securities of such series have been duly executed and authenticated in accordance with the provisions of the Trust Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Trust Agreement.

          This opinion is furnished by us as counsel to the Registrant. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and the related prospectus under the heading "Legal Matters."


                              Very truly yours,